FUND ADMINISTRATION SERVICING AGREEMENT

      THIS AGREEMENT is made and entered into as of this 1st day of October, 1998, by and between Star Funds, Massachusetts business trust (hereinafter referred to as the "Trust") and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as "FTC").

      WHEREAS, the Trust is an open-end management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Trust is authorized to create separate series, each with its own separate investment portfolio;

      WHEREAS, FTC is a trust company and, among other things, is in the business of providing fund administration services for the benefit of its customers; and

      WHEREAS, the Trust desires to retain FTC to act as Administrator for each series of the Trust (hereinafter each series is referred to individually as "Fund") listed on Exhibit A attached hereto, as may be amended from time to time.

      NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and FTC agree as follows:

1.   APPOINTMENT OF ADMINISTRATOR

     The Trust hereby appoints FTC as Administrator of the Trust on the terms and conditions set forth in this Agreement, and FTC hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2.   DUTIES AND RESPONSIBILITIES OF FTC

      A.  General Fund Management

          1.  Act as liaison among all Fund service providers

          2.  Coordinate board communication by:

             a. Assisting Trust counsel in establishing meeting agendas
             b. Preparing board reports based on financial and administrative data
             c. Evaluating independent auditor
             d. Securing and monitoring fidelity bond and director and officer liability coverage, and making the necessary SEC filings relating thereto
             e. Preparing minutes of meetings of the board and shareholders

          3.  Audits

              a. Prepare appropriate schedules and assist independent auditors
              b. Provide information to SEC and facilitate audit process
              c. Provide office facilities

          4.  Assist in overall operations of the Fund

          5.  Pay Fund expenses upon written authorization from the Trust

      B.Compliance

          1.  Regulatory Compliance

              a. Monitor compliance with 1940 Act requirements, including:

                 1)  Asset diversification tests
                 2)  Total return and SEC yield calculations
                 3)  Maintenance of books and records under Rule 31a-3
                 4)  Code of Ethics for the disinterested trustees of the Fund

              b.Monitor Fund's compliance with the policies and investment limitations of the Trust as set forth in its Prospectus and Statement of Additional Information

          2.  Blue Sky Compliance

              a.Prepare and file with the appropriate state securities
                authorities any and all required compliance filings relating to the registration of the securities of the Trust so as to enable the Trust to make a continuous offering of its shares in all states
              b. Monitor status and maintain registrations in each state

          3.  SEC Registration and Reporting

              a.Assist Trust counsel in updating Prospectus and Statement of
                Additional Information and in preparing proxy statements and Rule 24f-2 notices
              b.Prepare annual and semiannual reports
              c.Coordinate the printing of publicly disseminated Prospectuses and reports
              d. File fidelity bond under Rule 17g-1
              e. File shareholder reports under Rule 30b2-1


          4.  IRS Compliance

              a.Monitor Trust's status as a regulated investment company under
                Subchapter M through review of the following:

                 1)  Asset diversification requirements
                 2)  Qualifying income requirements
                 3)  Distribution requirements

              b.Calculate required distributions (including excise tax
                distributions)

      C.  Financial Reporting

          1. Provide financial data required by Fund's Prospectus and Statement of Additional Information
          2. Prepare financial reports for shareholders, the board, the SEC, and independent auditors
          3. Supervise the Trust's Custodian and Trust Accountants in the maintenance of the Trust's general ledger and in the preparation of the Fund's financial statements, including oversight of expense accruals and payments, of the determination of net asset value of the Trust's net assets and of the Trust's shares, and of the declaration and payment of dividends and other distributions to shareholders

      D.Tax Reporting

          1. Prepare and file on a timely basis appropriate federal and state tax returns including Forms 1120/8610 with any necessary schedules

          2.  Prepare state income breakdowns where relevant

          3. File Form 1099 Miscellaneous for payments to trustees and other service providers

          4.  Monitor wash losses

          5.  Calculate eligible dividend income for corporate shareholders

3.   COMPENSATION

     The Trust, on behalf of the Fund, agrees to pay FTC for the performance of the duties listed in this Agreement, the fees and out-of-pocket expenses as set forth in the attached Exhibit A.

     These fees may be changed from time to time, subject to mutual written Agreement between the Trust and FTC.

     The Trust agrees to pay all fees and reimbursable expenses within ten (10) business days following the receipt of the billing notice.

4.   PERFORMANCE OF SERVICE; LIMITATION OF LIABILITY

       A. FTC shall exercise reasonable care in the performance of its duties under this Agreement. FTC shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FTC's control, except a loss resulting from FTC's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless FTC from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FTC may sustain or incur or which may be asserted against FTC by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FTC by any duly authorized officer of the Trust, such duly authorized officer to be included in a list of authorized officers furnished to FTC and as amended from time to time in writing by resolution of the Board of Trustees of the Trust.

           FTC shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Trust may sustain or incur or which may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by FTC as a result of FTC's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

           In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FTC shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FTC's control. FTC will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FTC. FTC agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect FTC's premises and operating capabilities at any time during regular business hours of FTC, upon reasonable notice to FTC.

           Regardless of the above, FTC reserves the right to reprocess and correct administrative errors at its own expense.

       B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim which may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

5.   PROPRIETARY AND CONFIDENTIAL INFORMATION

     FTC agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where FTC may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

6.   DATA NECESSARY TO PERFORM SERVICES

     The Trust or its agent, which may be FTC, shall furnish to FTC the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

7.   TERM OF AGREEMENT

     This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue automatically in effect for successive annual periods. The Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties.


8.   NOTICES

     Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows:
     Notice to FTC shall be sent to:

     Firstar Trust Company
     Attn.:  Mutual Fund Services
     615 East Michigan Street
     Milwaukee, WI  53202

     and notice to the Trust shall be sent to:

     Star Funds
     425 Walnut Street
     Cincinnati, OH  45202

9.   DUTIES IN THE EVENT OF TERMINATION

     In the event that, in connection with termination, a successor to any of FTC's duties or responsibilities hereunder is designated by the Trust by written notice to FTC, FTC will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FTC under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which FTC has maintained, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FTC's personnel in the establishment of books, records, and other data by such successor.

10.  GOVERNING LAW

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

11.  RECORDS

     FTC shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Trust but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. FTC agrees that all such records prepared or maintained by FTC relating to the services to be performed by FTC hereunder are the property of the Trust and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Trust on and in accordance with its request.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.


STAR FUNDS                                FIRSTAR TRUST COMPANY


By:/s/ Robert J. Hill                     By: /s/ Joseph Neuberger
     ----------------------------            ---------------------------------

Attest:   /s/ Stephanie Armour            Attest:/s/ Gail Zess
     ----------------------------            ---------------------------------

                       FUND ADMINISTRATION AND COMPLIANCE
                              ANNUAL FEE SCHEDULE
                                                                  EXHIBIT A
                       Separate Series of the Star Funds

           NAME OF SERIES                        DATE ADDED
           --------------                    -----------------
Star Tax-Free Money Market Fund               October 1, 1998
Star Ohio Tax-Free Money Market Fund                 "
Star Treasury Fund                                   "
Star Strategic Income Fund                           "
Star U.S. Government Income Fund                     "
Star Relative Value Fund                             "
Star Market Capitalization Fund                      "
Star Growth Equity Fund                              "
Star Capital Appreciation Fund                       "
Star International Equity Fund                       "
The Stellar Fund                                     "
Stellar Insured Tax-Free Bond Fund                   "
Annual fund administration fee
          12 basis points on average daily net assets

Plus out-of-pocket expenses, including, but not limited to, the following:
      o Postage (including overnight courier service)
      o Statement Stock
      o Envelopes
      o Telephones
      o Telecommunication Charges (including FAX)
      o Travel
      o Duplicating
      o Forms
      o Supplies
      o Microfiche
      o Computer Access Charges
      o Client Specific System Enhancements
      o Access to the Shareholder Recordkeeping System
      o Security Pricing Services
      o Variable Rate Change Notification Services
      o Paydown Factor Notification Services

Fees and out-of-pocket expenses are billed to the fund monthly.